BWX Technologies Reports Fourth-Quarter and Full-Year 2022 Results, Initiates 2023 Guidance and Increases Quarterly Cash Dividend
•4Q22 diluted GAAP EPS of $0.47, diluted non-GAAP(1) EPS of $0.93, on revenue of $624.2 million
•4Q22 net income of $43.0 million, adjusted EBITDA(1) of $130.1 million
•2022 diluted GAAP EPS of $2.60, diluted non-GAAP(1) EPS of $3.13, on revenue of $2.23 billion
•2022 net income of $238.6 million, adjusted EBITDA(1) of $439.4 million
•2022 operating cash flow of $244.7 million, free cash flow(1) of $46.4 million
•Initiates 2023 guidance in-line with prior outlook commentary
•Increases quarterly cash dividend to $0.23 per share
Lynchburg, VA - Feb. 23, 2023 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported fourth-quarter and full-year 2022 results. A reconciliation of non-GAAP results are detailed in Exhibit 1.
“As we expected, BWXT closed out 2022 with solid fourth quarter financial results," said Rex D. Geveden, president and chief executive officer. “We benefited from our balanced and growing portfolio this year as strong performance in Commercial Operations largely offset headwinds in the Government Operations segment owing to a tough labor market. Operating performance outpaced macroeconomic and accounting headwinds, including lower pension income and increasing interest rates, resulting in high-single digit underlying EBITDA and positive earnings per share growth for the year.”
“We continue to face labor pressures and expect that to detract from our full potential in 2023 because our growth will likely be muted by attrition and the availability of qualified workers. Despite these macroeconomic headwinds, I am energized about the expected future trajectory of BWXT because we see increasing demand in every market in which we participate. We see near-term opportunity in space-based microreactors, DOE services, commercial small modular reactors, nuclear medicine, and potential new demand related to the AUKUS trilateral security agreement. Accordingly, we expect 2023 to shape up as another strategic milestone year as we continue to drive top-line gains, accelerate EBITDA growth, and inflect free cash flow,” said Geveden.

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Financial Results Summary

	Three Months Ended December 31,				Year Ended December 31,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
	(Unaudited) (In millions, except per share amounts)
Revenue
Government Operations	$517.6	$479.2	$38.5	8%	$1,808.5	$1,725.1	$83.4	5%
Commercial Operations	$107.1	$114.5	$(7.4)	(6)%	$427.4	$407.1	$20.3	5%
Consolidated	$624.2	$592.0	$32.2	5%	$2,232.8	$2,124.1	$108.8	5%
Operating Income
Government Operations	$102.8	$90.9	$11.9	13%	$336.5	$329.5	$7.0	2%
Commercial Operations	$3.7	$18.4	$(14.6)	(80)%	$27.4	$35.2	$(7.8)	(22)%
Unallocated Corporate (Expense)	$(4.6)	$(7.1)	$2.4	NM	$(15.3)	$(18.9)	$3.6	NM
Consolidated	$101.9	$102.2	$(0.3)	—%	$348.6	$345.8	$2.7	1%
Consolidated non-GAAP(1)	$111.1	$104.6	$6.5	6%	$365.6	$349.0	$16.6	5%
EPS (Diluted)
GAAP	$0.47	$1.26	$(0.79)	(63)%	$2.60	$3.24	$(0.64)	(20)%
Non-GAAP(1)	$0.93	$0.95	$(0.02)	(2)%	$3.13	$3.06	$0.07	2%
Net Income
GAAP	$43.0	$116.9	$(73.9)	(63)%	$238.6	$306.3	$(67.7)	(22)%
Non-GAAP(1)	$85.7	$88.2	$(2.5)	(3)%	$287.5	$289.6	$(2.2)	(1)%
Adjusted EBITDA(1)
Government Operations	$115.8	$102.9	$12.8	12%	$386.5	$372.2	$14.3	4%
Commercial Operations	$13.6	$23.9	$(10.3)	(43)%	$53.9	$56.0	$(2.1)	(4)%
Corporate	$0.7	$(3.7)	$4.3	NM	$(1.1)	$(10.2)	$9.1	NM
Consolidated	$130.1	$123.2	$6.9	6%	$439.4	$418.1	$21.3	5%
Cash Flows
Operating Cash Flow(2)	$107.7	$160.4	$(52.8)	(33)%	$244.7	$386.0	$(141.3)	(37)%
Capital Expenditures(2)	$63.7	$74.4	$(10.7)	(14)%	$198.3	$311.1	$(112.7)	(36)%
Free Cash Flow(1)	$43.9	$86.1	$(42.1)	(49)%	$46.4	$75.0	$(28.6)	(38)%
Share Repurchases(2)	$—	$40.0	$(40.0)	NM	$20.0	$225.8	$(205.8)	(91)%
Dividends Paid(2)	$20.2	$19.4	$0.8	4%	$81.1	$79.7	$1.4	2%
NM = Not Meaningful
(2) Items named in the Financial Results Summary differ from names in BWXT Financial Statement. Operating Cash Flow = Net Cash Provided by Operating Activities; Capital Expenditures = Purchases of Property, Plant and Equipment; Share Repurchases = Repurchases of Common Stock; Dividends Paid = Dividends Paid to Common Shareholders
Revenue
The fourth quarter consolidated revenue increase resulted from higher revenue in Government Operations partially offset by lower revenue in Commercial Operations. The Government Operations increase was driven by higher microreactor volume, uranium processing and the DCL/Cunico acquisition, partially offset by lower long-lead material production. The Commercial Operations decrease resulted from lower commercial nuclear power, primarily fuel volume, partially offset by increased medical sales.
The full year consolidated revenue increase was driven by growth in both operating segments. The Government Operations increase was driven by higher microreactor volume, naval reactors, uranium processing, long-lead material production and the DCL/Cunico acquisition, partially offset by lower missile tube production. The Commercial Operations increase resulted from higher commercial nuclear power, primarily field services, as well as higher medical sales.
Operating Income and Adjusted EBITDA(1)
Fourth quarter consolidated operating income was about flat compared with the prior-year period, as higher operating income in Government Operations and lower unallocated corporate expense was offset by lower operating income in Commercial Operations. The Government Operations increase resulted from higher
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

income in joint venture projects, microreactors and more favorable contract adjustments on missile tubes, partially offset by decreased labor and cost efficiencies that resulted in fewer favorable contract adjustments, lower recoverable CAS pension income, and higher depreciation and acquisition amortization. The Commercial Operations decrease was driven by lower commercial nuclear power, primarily fuel volume. Lower unallocated corporate expense was driven by decreases in healthcare costs and stock-based compensation.
The fourth quarter total adjusted EBITDA(1) increase was driven primarily by the reasons noted above as higher Government Operations adjusted EBITDA(1) and lower unallocated corporate expense was partially offset by lower Commercial Operations adjusted EBITDA(1).
The 2022 consolidated operating income increase was driven by higher operating income in Government Operations and lower unallocated corporate expense, which was offset by lower operating income in Commercial Operations. The Government Operations increase was driven by higher income from joint venture projects, uranium processing, microreactors and long-lead material production, partially offset by decreased labor and cost efficiencies that resulted in fewer favorable contract adjustments, lower recoverable CAS pension income, and higher depreciation and acquisition amortization. The Commercial Operations decrease was driven by a less favorable business mix and the absence of CEWS COVID-19 wage subsidy. Lower unallocated corporate expense was driven by a decrease in healthcare costs and lower compensation related expense inclusive of stock-based compensation.
The 2022 total adjusted EBITDA(1) increase was driven primarily by the reasons noted above as higher Government Operations adjusted EBITDA(1) and lower unallocated corporate expense was partially offset by lower Commercial Operations adjusted EBITDA(1).
EPS
The fourth quarter GAAP EPS decrease was driven primarily by the absence of gains associated with the mark-to-market of the pension that occurred in the fourth quarter 2021, higher interest expense, a higher effective tax rate and lower FAS/CAS pension income, partially offset by better operational performance and a lower share count. The fourth quarter non-GAAP EPS decrease was driven by the items above excluding mark-to-market pension gains and losses and restructuring and other costs and other one-time items.
The 2022 GAAP EPS decrease was driven primarily by the absence of gains associated with the mark-to-market of the pension that occurred in the fourth quarter 2021, higher interest expense, a higher effective tax rate and lower FAS/CAS pension income, partially offset by better operational performance and a lower share count. The 2022 non-GAAP EPS(1) increase was driven by the items above excluding mark-to-market pension gains and losses and restructuring costs and other one-time items.
Cash Flows
The fourth quarter operating cash flow decrease was driven by increases in working capital, primarily accounts payable. Lower fourth quarter capital expenditures resulted from lower spending on the two major growth capital campaigns for U.S. naval nuclear reactors and medical radioisotopes that are nearing completion, partially offset by an increase in capital expenditures for microreactors.
The 2022 operating cash flow decrease was driven by the absence of large payment that occurred in 2021, higher cash taxes for R&D amortization and an increase in working capital. Lower 2022 capital expenditures were driven by less spending on two major growth capital campaigns for U.S. naval nuclear reactors and medical radioisotopes that are nearing completion.
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Dividend
BWXT paid $20.2 million, or $0.22 per common share, to shareholders in the fourth-quarter 2022 and paid $81.1 million to shareholders for the full-year 2022. On February 22, 2023, the BWXT Board of Directors declared an increase of $0.01 to the quarterly cash dividend. A $0.23 cash dividend per common share will be payable on March 28, 2023, to shareholders of record on March 10, 2023.
2023 Guidance
BWXT announced its expectations for fiscal year 2023 financial results, providing the following guidance:

(In millions, except per share amounts)	Year Ended	Year Ending
	December 31, 2022	December 31, 2023
	Results	Guidance
Revenue	$2,233	~$2,400
Adjusted EBITDA(1)	$439	~$475
Adjusted Pre-tax Income(1)	$378	~$350
Non-GAAP(1) Earnings Per Share	$3.13	$2.80 - $3.00
Free Cash Flow(1)	$46	~$200
Additional information can be found in the 2022 fourth quarter earnings call presentation on the BWXT investor relations website at www.bwxt.com/investors. The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results.
Conference Call to Discuss Fourth-Quarter and Full-Year 2022 Results
Date:            Thursday, February 23, 2023, at 5:00 p.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://investors.bwxt.com/4Q2022-release
BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Non-GAAP Measures
BWXT uses and makes reference to adjusted EBITDA, free cash flow and free cash flow conversion, which are not recognized measures under GAAP. BWXT is providing these non-GAAP measures to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations. Definitions for the non-GAAP measures are provided below and reconciliations are detailed in Exhibit 1, except that reconciliations of forward-looking GAAP measures are not provided because the company is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. Other companies may define these measures differently or may utilize different non-GAAP measures, thus impacting comparability.
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is calculated using non-GAAP net income, plus provision for income taxes, less other – net, less interest income, plus interest expense, plus depreciation and amortization.
Adjusted pre-tax income is non-GAAP income before provision for income taxes.
Free Cash Flow (FCF) is calculated using net income to derive net cash provided by (used in) operating activities less purchases of property, plant and equipment.
Free Cash Flow conversion is free cash flow divided by net income.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for each of our reportable segments, including the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes, small modular reactor components and recent acquisitions; disruptions to our supply chain and/or operations, changes in government regulations and other factors, including any such impacts of, or actions in response to the COVID-19 health crisis; and our expectations and guidance for 2023 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities and other customers; the timing of technology development; the potential recurrence of subsequent waves or strains of COVID-19 or similar diseases; adverse changes in the industries in which we operate; and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2022. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Va. BWXT is a Fortune 1000 and Defense News Top 100 manufacturing and engineering innovator that provides safe and effective nuclear solutions for global security, clean energy, environmental remediation, nuclear medicine and space exploration. With approximately 7,000 employees, BWXT has 14 major operating sites in the U.S., Canada and the U.K. In addition, BWXT joint ventures provide management and operations at a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXT and learn more at www.bwxt.com

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Vice President, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended December 31, 2022
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Operating Income	$101.9	$—	$2.6	$0.3	$6.2	$111.1
Other Income (Expense)	(45.1)	46.6	0.0	—	—	1.6
Income before Provision for Income Taxes	56.8	46.6	2.7	0.3	6.2	112.6
Provision for Income Taxes	(13.8)	(10.9)	(0.6)	(0.0)	(1.6)	(26.9)
Net Income	43.0	35.7	2.1	0.3	4.7	85.7
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	—	(0.1)
Net Income Attributable to BWXT	$43.0	$35.7	$2.1	$0.3	$4.7	$85.6

Diluted Shares Outstanding	91.8					91.8
Diluted Earnings per Common Share	$0.47	$0.39	$0.02	$0.00	$0.05	$0.93
Effective Tax Rate	24.3%					23.9%

Government Operations Operating Income	$102.8	$—	$—	$0.3	$—	$103.1
Commercial Operations Operating Income	$3.7	$—	$(0.7)	$—	$6.2	$9.3
Unallocated Corporate Operating Income	$(4.6)	$—	$3.3	$0.0	$—	$(1.3)

Three Months Ended December 31, 2021
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring and Other Costs	Non-GAAP

Operating Income	$102.2	$—	$2.4	$104.6
Other Income (Expense)	44.9	(39.6)	—	5.3
Income before Provision for Income Taxes	147.1	(39.6)	2.4	109.9
Provision for Income Taxes	(30.2)	9.1	(0.6)	(21.7)
Net Income	116.9	(30.5)	1.8	88.2
Net Income Attributable to Noncontrolling Interest	(0.0)	—	—	(0.0)
Net Income Attributable to BWXT	$116.9	$(30.5)	$1.8	$88.2

Diluted Shares Outstanding	92.5			92.5
Diluted Earnings per Common Share	$1.26	$(0.33)	$0.02	$0.95
Effective Tax Rate	20.5%			19.8%

Government Operations Operating Income	$90.9	$—	$—	$90.9
Commercial Operations Operating Income	$18.4	$—	$0.6	$19.0
Unallocated Corporate Operating Income	$(7.1)	$—	$1.8	$(5.3)

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Year Ended December 31, 2022
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Operating Income	$348.6	$—	$8.2	$2.6	$6.2	$365.6
Other Income (Expense)	(34.2)	46.6	0.0	—	—	12.4
Income before Provision for Income Taxes	314.4	46.6	8.2	2.6	6.2	378.0
Provision for Income Taxes	(75.8)	(10.9)	(1.9)	(0.4)	(1.6)	(90.5)
Net Income	238.6	35.7	6.3	2.2	4.7	287.5
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	—	—	(0.4)
Net Income Attributable to BWXT	$238.2	$35.7	$6.3	$2.2	$4.7	$287.1

Diluted Shares Outstanding	91.7					91.7
Diluted Earnings per Common Share	$2.60	$0.39	$0.07	$0.02	$0.05	$3.13
Effective Tax Rate	24.1%					23.9%

Government Operations Operating Income	$336.5	$—	$1.2	$0.8	$—	$338.6
Commercial Operations Operating Income	$27.4	$—	$1.5	$—	$6.2	$35.1
Unallocated Corporate Operating Income	$(15.3)	$—	$5.4	$1.8	$—	$(8.1)

Year Ended December 31, 2021
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring and Other Costs	Costs Associated With Early Bond Redemption	Non-GAAP

Operating Income	$345.8	$—	$3.1	$—	$349.0
Other Income (Expense)	49.9	(39.6)	—	15.0	25.3
Income before Provision for Income Taxes	395.7	(39.6)	3.1	15.0	374.3
Provision for Income Taxes	(89.4)	9.1	(0.8)	(3.5)	(84.6)
Net Income	306.3	(30.5)	2.4	11.5	289.6
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	—	(0.4)
Net Income Attributable to BWXT	$305.9	$(30.5)	$2.4	$11.5	$289.2

Diluted Shares Outstanding	94.5				94.5
Diluted Earnings per Common Share	$3.24	$(0.32)	$0.03	$0.12	$3.06
Effective Tax Rate	22.6%				22.6%

Government Operations Operating Income	$329.5	$—	$0.2	$—	$329.7
Commercial Operations Operating Income	$35.2	$—	$0.9	$—	$36.2
Unallocated Corporate Operating Income	$(18.9)	$—	$2.1	$—	$(16.9)

EXHIBIT 1 (continued)
RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended December 31, 2022
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Net Income	$43.0	$35.7	$2.1	$0.3	$4.7	$85.7
Provision for Income Taxes	13.8	10.9	0.6	0.0	1.6	26.9
Other – net	33.9	(46.6)	—	—	—	(12.6)
Interest Expense	11.4	—	(0.0)	—	—	11.4
Interest Income	(0.3)	—	—	—	—	(0.3)
Depreciation & Amortization	19.0	—	—	—	—	19.0
Adjusted EBITDA	$120.9	$—	$2.6	$0.3	$6.2	$130.1

Three Months Ended December 31, 2021
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring and Other Costs	Non-GAAP

Net Income	$116.9	$(30.5)	$1.8	$88.2
Provision for Income Taxes	30.2	(9.1)	0.6	21.7
Other – net	(51.9)	39.6	—	(12.3)
Interest Expense	7.0	—	—	7.0
Interest Income	(0.0)	—	—	(0.0)
Depreciation & Amortization	18.6	—	—	18.6
Adjusted EBITDA	$120.8	$—	$2.4	$123.2

Year Ended December 31, 2022
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Net Income	$238.6	$35.7	$6.3	$2.2	$4.7	$287.5
Provision for Income Taxes	75.8	10.9	1.9	0.4	1.6	90.5
Other – net	(1.5)	(46.6)	—	—	—	(48.0)
Interest Expense	36.4	—	(0.0)	—	—	36.4
Interest Income	(0.8)	—	—	—	—	(0.8)
Depreciation & Amortization	73.8	—	—	—	—	73.8
Adjusted EBITDA	$422.4	$—	$8.2	$2.6	$6.2	$439.4

Year Ended December 31, 2021
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring and Other Costs	Costs Associated With Early Bond Redemption	Non-GAAP

Net Income	$306.3	$(30.5)	$2.4	$11.5	$289.6
Provision for Income Taxes	89.4	(9.1)	0.8	3.5	84.6
Other – net	(85.2)	39.6	—	(10.8)	(56.4)
Interest Expense	35.8	—	—	(4.2)	31.5
Interest Income	(0.4)	—	—	—	(0.4)
Depreciation & Amortization	69.1	—	—	—	69.1
Adjusted EBITDA	$414.9	$—	$3.1	$—	$418.1

EXHIBIT 1 (continued)
RECONCILIATION OF REPORTING SEGMENT ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended December 31, 2022
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$102.8	$0.3	$12.7	$115.8
Commercial Operations	$3.7	$5.6	$4.3	$13.6

Three Months Ended December 31, 2021
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$90.9	$—	$12.1	$102.9
Commercial Operations	$18.4	$0.6	$4.9	$23.9

Year Ended December 31, 2022
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$336.5	$2.1	$48.0	$386.5
Commercial Operations	$27.4	$7.7	$18.8	$53.9

Year Ended December 31, 2021
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$329.5	$0.2	$42.5	$372.2
Commercial Operations	$35.2	$0.9	$19.9	$56.0
RECONCILIATION OF CONSOLIDATED FREE CASH FLOW(1)(2)(3)
(In millions)

	Three Months Ended December 31,
	2022	2021
Net Cash Provided By Operating Activities	$107.7	$160.4
Purchases of Property, Plant and Equipment	(63.7)	(74.4)
Free Cash Flow	$43.9	$86.1

	Year Ended December 31,
	2022	2021
Net Cash Provided By Operating Activities	$244.7	$386.0
Purchases of Property, Plant and Equipment	(198.3)	(311.1)
Free Cash Flow	$46.4	$75.0

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.
(4)	For Non-GAAP adjustment details, see reconciliation of non-GAAP operating income and earnings per share.

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$624,177	$591,975	$2,232,834	$2,124,074
Costs and Expenses:
Cost of operations	463,791	443,644	1,680,899	1,573,797
Research and development costs	2,545	1,568	9,535	11,059
Losses (gains) on asset disposals and impairments, net	5,742	(2,514)	5,520	(3,532)
Selling, general and administrative expenses	61,308	54,363	234,282	230,400
Total Costs and Expenses	533,386	497,061	1,930,236	1,811,724
Equity in Income of Investees	11,092	7,301	45,973	33,498
Operating Income	101,883	102,215	348,571	345,848
Other Income (Expense):
Interest income	295	47	758	416
Interest expense	(11,427)	(7,033)	(36,410)	(35,758)
Other – net	(33,943)	51,891	1,458	85,207
Total Other Income (Expense)	(45,075)	44,905	(34,194)	49,865
Income before Provision for Income Taxes	56,808	147,120	314,377	395,713
Provision for Income Taxes	13,780	30,214	75,757	89,425
Net Income	$43,028	$116,906	$238,620	$306,288
Net Income Attributable to Noncontrolling Interest	(63)	(45)	(429)	(417)
Net Income Attributable to BWX Technologies, Inc.	$42,965	$116,861	$238,191	$305,871
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.47	$1.27	$2.60	$3.24
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.47	$1.26	$2.60	$3.24
Shares used in the computation of earnings per share:
Basic	91,422,303	92,179,661	91,447,088	94,278,894
Diluted	91,812,291	92,501,653	91,702,111	94,518,422

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:	(In thousands)
Net Income	$238,620	$306,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,842	69,080
Income of investees, net of dividends	(3,461)	(13,023)
Provision for deferred taxes	5,515	40,091
Recognition of (gains) losses for pension and postretirement plans	49,868	(36,647)
Stock-based compensation expense	14,127	18,613
Premium for early redemption of senior notes	—	10,752
Recognition of debt issuance costs from former debt instruments	46	4,212
Other, net	7,649	1,401
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	15,167	84,006
Accounts payable	(40,495)	28,795
Retainages	4,189	3,875
Contracts in progress and advance billings on contracts	(38,615)	(67,137)
Income taxes	(764)	4,116
Accrued and other current liabilities	(18,948)	(1,991)
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(68,535)	(69,424)
Other, net	6,499	3,019
NET CASH PROVIDED BY OPERATING ACTIVITIES	244,704	386,026
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(198,312)	(311,052)
Acquisition of businesses	(47,328)	—
Purchases of securities	(3,803)	(4,739)
Sales and maturities of securities	3,813	5,553
Investments, net of return of capital, in equity method investees	(11,450)	—
Other, net	844	5,585
NET CASH USED IN INVESTING ACTIVITIES	(256,236)	(304,653)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	978,200	1,324,300
Repayments of long-term debt	(878,200)	(999,300)
Premium for early redemption of senior notes	—	(10,752)
Payment of debt issuance costs	(2,405)	(4,838)
Borrowings and repayments of bank overdraft	—	(88,694)
Repurchases of common stock	(20,000)	(225,786)
Dividends paid to common shareholders	(81,074)	(79,668)
Cash paid for shares withheld to satisfy employee taxes	(6,588)	(5,042)
Settlements of forward contracts, net	24,013	(2,030)
Other, net	6	1,674
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	13,952	(90,136)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(1,205)	240
TOTAL INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	1,215	(8,523)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	39,775	48,298
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$40,990	$39,775
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$51,343	$50,840
Income taxes (net of refunds)	$71,755	$44,949
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$9,588	$27,495

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
ASSETS

	December 31,
	2022	2021
	(In thousands)
Current Assets:
Cash and cash equivalents	$35,244	$33,891
Restricted cash and cash equivalents	2,928	2,896
Investments	3,804	3,811
Accounts receivable – trade, net	60,782	70,663
Accounts receivable – other	26,894	16,651
Retainages	48,566	51,507
Contracts in progress	538,365	546,595
Other current assets	55,036	47,718
Total Current Assets	771,619	773,732
Property, Plant and Equipment, Net	1,134,897	1,045,640
Investments	8,097	9,558
Goodwill	293,165	285,502
Deferred Income Taxes	20,585	21,394
Investments in Unconsolidated Affiliates	100,198	85,284
Intangible Assets	193,612	185,551
Other Assets	96,766	94,719
TOTAL	$2,618,939	$2,501,380

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,
	2022	2021
	(In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$6,250	$—
Accounts payable	127,112	189,842
Accrued employee benefits	61,079	71,835
Accrued liabilities – other	84,693	86,319
Advance billings on contracts	88,726	111,619
Total Current Liabilities	367,860	459,615
Long-Term Debt	1,282,624	1,189,304
Accumulated Postretirement Benefit Obligation	18,157	24,333
Environmental Liabilities	90,989	92,642
Pension Liability	57,832	59,388
Other Liabilities	53,122	38,863
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 127,671,756 and 127,311,985 shares at December 31, 2022 and 2021, respectively	1,277	1,273
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	—	—
Capital in excess of par value	189,263	174,288
Retained earnings	1,932,970	1,775,751
Treasury stock at cost, 36,417,480 and 35,915,747 shares at December 31, 2022 and 2021, respectively	(1,353,270)	(1,326,280)
Accumulated other comprehensive income (loss)	(21,930)	12,143
Stockholders' Equity – BWX Technologies, Inc.	748,310	637,175
Noncontrolling interest	45	60
Total Stockholders' Equity	748,355	637,235
TOTAL	$2,618,939	$2,501,380

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited) (In thousands)
REVENUES:
Government Operations	$517,648	$479,186	$1,808,483	$1,725,097
Commercial Operations	107,092	114,460	427,358	407,082
Eliminations	(563)	(1,671)	(3,007)	(8,105)
TOTAL	$624,177	$591,975	$2,232,834	$2,124,074

SEGMENT INCOME:
Government Operations	$102,752	$90,891	$336,501	$329,549
Commercial Operations	3,745	18,384	27,418	35,243
SUBTOTAL	$106,497	$109,275	$363,919	$364,792
Unallocated Corporate	(4,614)	(7,060)	(15,348)	(18,944)
TOTAL	$101,883	$102,215	$348,571	$345,848

DEPRECIATION AND AMORTIZATION:
Government Operations	$12,724	$12,052	$47,982	$42,485
Commercial Operations	4,340	4,945	18,805	19,884
Corporate	1,970	1,607	7,055	6,711
TOTAL	$19,034	$18,604	$73,842	$69,080

CAPITAL EXPENDITURES:
Government Operations	$36,898	$36,878	$103,093	$147,051
Commercial Operations	25,294	35,130	88,853	153,571
Corporate	1,529	2,388	6,366	10,430
TOTAL	$63,721	$74,396	$198,312	$311,052

BACKLOG:
Government Operations	$3,515,377	$4,532,170	$3,515,377	$4,532,170
Commercial Operations	628,933	643,866	628,933	643,866
TOTAL	$4,144,310	$5,176,036	$4,144,310	$5,176,036

BOOKINGS:
Government Operations	$345,220	$1,196,527	$743,452	$2,569,813
Commercial Operations	103,609	70,387	412,359	324,468
TOTAL	$448,829	$1,266,914	$1,155,811	$2,894,281